Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated May 25, 2017 relating to the statement of assets and liabilities of NorthStar/Townsend Institutional Real Estate Fund Inc, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York

May 25, 2017